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                                                                   Exhibit  23.2

                         INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 and Prospectus (relating to 581,949 shares of Quadrax Corporation common stock, par value $.000009, to be issued pursuant to the Quadrax Corporation 1993 Stock Plan) of our report dated April 6, 1995, which expresses an unqualified opinion and includes an explanatory paragraph relating to the ability of Quadrax Corporation to continue as a going concern, accompanying the Annual Report on Form 10-KSB of Quadrax Corporation for the year ended
December 31, 1994.

/s/ Livingston & Haynes, P.C.


Livingston & Haynes, P.C.
Wellesley Hills, Massachusetts
July 31, 1995











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